UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 574-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On March 24, 2008, Lenna Ruth Macdonald, Co-General Counsel and Secretary of Force Protection Inc. (the “Company”) was promoted to the position of Chief Strategy Officer and Corporate Secretary.

                In connection with Ms. Macdonald’s promotion, the Company and Ms. Macdonald entered into a Severance Agreement dated as of March 24, 2008 (the “Severance Agreement”).  The Severance Agreement provides that in the event Ms. Macdonald’s employment is terminated for reasons other than for cause by the Company or without good reason by Ms. Macdonald, then Ms. Macdonald shall be entitled to receive a lump-sum cash amount equal to her base salary accrued through the date of termination; any accrued vacation; a lump-sum cash payment equal to the sum of her base salary and the greatest of her target bonus target for the fiscal year and average of the actual bonuses earned in the preceding two years; the ability to elect the payment of her COBRA premiums by the Company for a period of twelve months; and the acceleration of vesting of lapse of forfeiture for an additional twelve months with respect to any outstanding equity awards then held by Ms. Macdonald and such awards shall become immediately payable.

                In the event that Ms. Macdonald’s employment is terminated other than cause or for good reason in connection with a change in control, then Ms. Macdonald shall be entitled to receive a lump-sum cash amount equal to her base salary accrued through the date of termination; any accrued vacation;  the pro-rata portion of her bonus; a lump-sum cash payment amount equal to one and a half times the sum of Ms. Macdonald’s highest base salary and the greatest of Ms. Macdonald’s target bonus, the target bonus for the year in which the termination occurred or the average of the actual bonuses earned in the two preceding fiscal year in which a change of control occurs; the acceleration of vesting or lapse of forfeiture with respect to any outstanding equity awards then held by Ms. Macdonald and such awards shall become immediately payable; and the ability to elect the payment of her COBRA premiums by the Company for a period of eighteen months.

                Ms. Macdonald agreed to non-compete and non-solicit provisions during the term of her employment and for a twelve month period after the termination of her employment.  Ms. Macdonald also agreed to keep all confidential information received during the course of her employment confidential.

                A copy of the Severance Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2008, the Company entered into an employment agreement with Michael Moody, its Chief Executive Officer and President (the “Employment Agreement”).   The Employment Agreement is effective for the period commencing on March 1, 2008 and ending on March 1, 2009, with automatic extensions for a one year period on each anniversary date of the term, unless notice by either party is provided.

The Employment Agreement provides for an annual base salary of not less than $560,000, as determined from time to time, which shall not be reduced at any time; an annual cash bonus with a target bonus of no more than 75% of the annual base salary pursuant to the attainment of goals established by the compensation committee of the Company.  Mr. Moody shall be entitled to participate in all employee benefit plans, including an equity based-compensation plan if adopted, and three weeks of vacation.

Pursuant to the Employment Agreement, Mr. Moody may be terminated by the Company with or without cause and Mr. Moody may terminate his employment with or without good reason.  In the event that Mr. Moody’s employment is terminated with cause or without good reason within seven months of a change in control or upon his death or disability, Mr. Moody shall be entitled to receive a lump-sum cash amount equal to his base salary accrued through the date of termination; any accrued vacation; and a one-time relocation benefit of $30,000.

In the event that Mr. Moody’s employment is terminated other than for cause or for good reason, then Mr. Moody shall be entitled to receive a lump-sum cash payment equal to his base salary accrued through the date of termination; any accrued vacation; a one-time relocation benefit of $30,000; the pro-rata portion of his annual bonus; lump-sum cash payment equal to his annual base salary plus the greatest of his target bonus for the year in which termination occurred and the average of his bonuses earned over the preceding two years; acceleration of vesting or lapse of forfeiture of any equity awards for a twelve month period after his termination; and the ability to elect the payment of his COBRA premiums by the Company for a period of twelve months.

In the event that Mr. Moody’s employment is terminated other than cause or for good reason in connection with a change in control, then Mr. Moody shall be entitled to receive a lump-sum cash amount equal to his base salary accrued through the date of termination; any accrued vacation;  a one-time relocation benefit of $30,000; the pro-rata portion of his bonus; a lump-sum cash payment amount equal to two times the sum of Mr. Moody’s highest base salary and the greatest of Mr. Moody’s target bonus, the target bonus for the year in which the termination occurred or the average of the actual bonuses earned in the two preceding fiscal year in which a change of control occurs; the acceleration of vesting or lapse of forfeiture with respect to any outstanding equity awards then held by Mr. Moody and such awards shall become immediately payable; and the ability to elect the payment of his COBRA premiums by the Company for a period of eighteen months.

Mr. Moody agreed to non-compete and non-solicit provisions during the term of his employment and for a twelve month period after the termination of his employment.  Mr. Moody also agreed to keep all confidential information received during the course of his employment confidential.

A copy of the Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Severance Agreement dated as of March 24, 2008 between Force Protection, Inc. and Lenna Ruth Macdonald

10.2	Employment Agreement dated as of March 19, 2008 between Force Protection, Inc. and Michael Moody

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: March 24, 2008

/s/ Michael Moody
(Signature)
Name: Michael Moody
Title: President and Chief Executive Officer

EXHIBIT LIST

Exhibit	Description

10.1	Severance Agreement dated as of March 24, 2008 between Force Protection, Inc. and Lenna Ruth Macdonald

10.2	Employment Agreement dated as of March 19, 2008 between Force Protection, Inc. and Michael Moody